Exhibit 99.1

NeOnc Provides Business Update and Reports Q1 2026 Financial Results

CALABASAS, Calif., May 18, 2026 (GLOBE NEWSWIRE) – NeOnc Technologies Holdings, Inc. (Nasdaq: NTHI) (“NeOnc” or the “Company”), a clinical-stage biopharmaceutical company advancing two Phase 2 programs in central nervous system (CNS) cancers, today announced financial results for the first quarter ended March 31, 2026, and provided an update on recent operational achievements and upcoming milestones.

Amir Heshmatpour, Chief Executive Officer, Executive Chairman, and President, commented:

“The first quarter of 2026 marked a transformational period for NeOnc as we advanced both of our lead clinical programs toward important regulatory and value-creation milestones. We successfully completed the Phase 1 dose-escalation portion of NEO212 and established 610 mg as the recommended Phase 2 dose. Importantly, we observed encouraging early signs of clinical activity and potential durable disease stabilization in heavily pretreated recurrent GBM and brain metastasis patients, despite the study being primarily designed to evaluate safety.

We are now preparing to request a Type B End-of-Phase 1 meeting with the FDA to align on the design of a potentially pivotal registrational Phase 2 study and evaluate potential pathways toward accelerated regulatory review.

For NEO100, our fully enrolled Phase 2a study in recurrent IDH1-mutant high-grade glioma continues progressing toward an anticipated interim data readout later this year. Previously reported results, including a 24% radiographic remission rate, 44% six-month progression-free survival, and the absence of significant toxicity, continue to reinforce our confidence in the therapeutic potential of NEO100 as we approach this important milestone.

Operationally, we strengthened our balance sheet through a PIPE financing anchored by a $10 million commitment from Cinctive Capital, expanded our executive leadership team with the appointment of David Choi as Chief Accounting Officer, and continued advancing our Middle East strategic initiatives through NuroMENA.

We believe the anticipated FDA engagement for NEO212 and the upcoming NEO100 interim data readout position NeOnc for what could become one of the most significant periods of clinical and strategic inflection in the Company’s history. My conviction in NeOnc’s long-term opportunity and clinical direction is reflected in my recent open-market purchase of more than $500,000 of NTHI shares.”

First Quarter and Recent Highlights

Clinical Milestones & Data

●	NEO212 — Phase 1 Complete, Recommended Phase 2 Dose (RP2D) Set at 610 mg:

○	Early signs of possible clinical efficacy, including potential durable disease control in heavily pretreated recurrent GBM and brain metastasis patients, observed even within the safety-focused phase

○	The company intends to request a Type B End-of-Phase 1 FDA meeting to align on a potential pivotal, registrational Phase 2 study

○	Exploring an Accelerated Approval pathway

●	NEO100 — Phase 2a Fully Enrolled: Phase 2a trial for IDH1-mutant recurrent high-grade glioma, with an interim data readout expected in approximately August 2026.

Strengthening Leadership & Securing Growth Capital

●	PIPE Financing: Raised a PIPE investment anchored by a $10 million commitment from Cinctive Capital Management, strengthening the balance sheet to advance clinical priorities.

●	Cash Position: As of March 31, 2026, the Company had cash and cash equivalents of $138,601, which together with the PIPE proceeds and undrawn line of credit, is expected to fund planned operations into September 2026.

●	Undrawn Line of Credit: The Company also maintains a $10 million undrawn line of credit, providing additional financial flexibility and access to capital to support ongoing clinical development and operational initiatives.

●	Chief Accounting Officer: Appointed David Choi as CAO to oversee the Company’s accounting, financial reporting, internal controls, and corporate governance functions.

Corporate & Investor Outreach

●	Featured in New to The Street segments on Bloomberg Television and Fox Business

●	Hosted investor calls and a key opinion leader (KOL) conference call presenting clinical data updates

Financial Results for Q1 2026

●	G&A expenses: $488,709 vs. $849,485 in Q1 2025, reflecting less marketing, rent, travel, and Middle East partnership-related costs in 2026.

●	R&D expenses: $1,286,336 vs. $998,222 in Q1 2025, driven by active management of NEO100 trial sites, recruitment for NEO212, initiation of the NEO100-3 study, and overall patient recruitment activity.

●	Net loss: $8.8 million or $(0.38) per diluted share, compared to $32.3 million or $(1.78) per diluted share in Q1 2025. The year-over-year improvement reflects the significant reduction in non-cash stock-based compensation and listing-related advisory fees recognized in Q1 2025 in connection with the Company’s public listing. Approximately 31% of the Q1 2026 net loss reflects $2.7 million of non-cash stock-based compensation, resulting in normalized cash operating expenses of approximately $6.1 million for the quarter (~$24.4 million annualized). Normalized cash operating expenses is a non-GAAP measure; a reconciliation is provided below.

Reconciliation of GAAP Net Loss to Non-GAAP Normalized Cash Operating Expenses (unaudited)

Three Months Ended March 31, 2026
GAAP net loss	$(8,819,932)
Add: Non-cash stock-based compensation expense	2,732,397
Non-GAAP normalized cash operating expenses	$(6,087,535)

ABOUT NEONC TECHNOLOGIES HOLDINGS, INC.

NeOnc Technologies Holdings, Inc. is a clinical-stage life sciences company focused on the development and commercialization of central nervous system therapeutics that are designed to address the persistent challenges in overcoming the blood-brain barrier. The company’s NEO™ drug development platform has produced a portfolio of novel drug candidates and delivery methods with patent protections extending to 2038. These proprietary chemotherapy agents have demonstrated positive effects in laboratory tests on various types of cancers and in clinical trials treating malignant gliomas. NeOnc’s NEO100™ and NEO212™ therapeutics are in Phase II human clinical trials and are advancing under FDA Fast-Track and Investigational New Drug (IND) status. The company has exclusively licensed an extensive worldwide patent portfolio from the University of Southern California consisting of issued patents and pending applications related to NEO100, NEO212, and other products from the NeOnc patent family for multiple uses, including oncological and neurological conditions.

For more about NeOnc and its pioneering technology, visit https://neonc.com.

Important Cautions Regarding Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “intend,” “expect,” “plan,” “budget,” “forecast,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “evaluating,” or similar words. Statements that contain these words should be read carefully, as they discuss our future expectations, projections of future results of operations or financial condition, or other forward-looking information.

Please refer to the “Risk Factors” section of our Quarterly and Annual reports on Form 10-Q and 10-K as filed with the Securities and Exchange Commission, along with other cautionary language in that report and risk factors and other cautionary language in our subsequent filings with the Securities and Exchange Commission, which outline important risks and uncertainties. These may cause our actual results to differ materially from the forward-looking statements herein, including but not limited to the fact that results of preclinical studies and early clinical trials may not be predictive of results of future clinical trials; announced or published data from our clinical trials may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data; and our product candidates are in preclinical and clinical stages of development, are not approved for commercial sale and might never receive regulatory approval or become commercially viable.

We assume no obligation to revise or update any forward-looking statements, whether as a result of new information, future developments, or otherwise, except as required by applicable securities laws and regulations.

“NEO100” and “NEO212” are registered trademarks of NeOnc Technologies Holdings, Inc.

Company Contact: info@neonc.com

Investor Contact: James CarbonaraHayden IR (646)-755-7412 james@haydenir.com

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